Exhibit 99.1

Universal Compression Holdings, Inc. 4444 Brittmoore Road Houston, Texas 77041 NYSE: UCO

Contact:

David Oatman

Vice President, Investor Relations and Planning

713-335-7460

FOR IMMEDIATE RELEASE

TUESDAY, JANUARY 27, 2004

UNIVERSAL COMPRESSION REPORTS

FISCAL 2004 THIRD QUARTER RESULTS

Houston, January 27, 2004 — Universal Compression Holdings, Inc. (NYSE: UCO), a leading provider of natural gas compression services, today reported fiscal 2004 third quarter net income of $11.7 million, or $0.38 per diluted share.  The Company had net income of $9.3 million, or $0.30 per diluted share, in the fiscal 2004 second quarter and $8.6 million, or $0.28 per diluted share, in the fiscal 2003 third quarter.

Revenues were $170.2 million in the fiscal 2004 third quarter compared to $175.7 million in the fiscal 2004 second quarter and $164.6 million in the prior year period.  EBITDA, as adjusted (as defined below), was $58.1 million in the fiscal 2004 third quarter compared to $55.3 million in the fiscal 2004 second quarter and $50.2 million in the fiscal 2003 third quarter.

“We are pleased with our performance in the fiscal 2004 third quarter which included a record level of EBITDA and a 36% increase in earnings per share compared to the prior year period.  We achieved sequential improvement in earnings per share over the first three quarters of fiscal 2004 due largely to improving industry conditions and better utilization of our contract compression fleet.  Our outlook for the first half of calendar 2004 remains positive as our customers seek to enhance their natural gas production and transportation capabilities,” said Stephen A. Snider, Universal’s President and Chief Executive Officer.

“We have been able to strengthen our balance sheet while we improve our financial results.  Capital expenditures were $68 million in the first nine months of fiscal 2004 compared to $99 million in the comparable year ago period.  Our financial liquidity continues to improve as we generate operating cash flow in excess of capital expenditures,” added Michael Anderson, Universal’s Chief Financial Officer.

Guidance

For the three months ending March 31, 2004, the Company expects revenues to be $185 million to $195 million and earnings per diluted share to be $0.35 to $0.39.  For the twelve months ending March 31, 2004, the Company expects revenues of $683 million to $693 million and earnings per diluted share of $1.29 to $1.33, excluding the charges related to debt extinguishment and facility consolidation costs that occurred during the first half of the fiscal year.  Including these charges, the

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Company expects earnings per diluted share of $0.97 to $1.01 in fiscal 2004.  The Company expects capital expenditures will be $90 million to $100 million in fiscal 2004 and that operating cash flow after capital expenditures will be positive.

Conference Call

Universal will host a conference call today, January 27, 2004 at 10:00 am Central Time, 11:00 am Eastern Time, to discuss the quarter’s results and other corporate matters.  The conference call will be broadcast live over the Internet to provide interested persons the opportunity to listen.  The call will also be archived for approximately 90 days to provide an opportunity to those unable to listen to the live broadcast. Both the live broadcast and replay of the archived version are free of charge to the user.

Persons wishing to listen to the conference call live may do so by logging onto http://www.universalcompression.com (click “Investor Home” in the “Investor Relations” section) or http://www.firstcallevents.com/service/ajwz397161505gf12.html at least 15 minutes prior to the start of the call.  A replay of the call will remain available at the Web sites www.universalcompression.com and http://www.prnewswire.com for approximately 90 days.

EBITDA, as adjusted, is defined as net income plus income taxes, interest expense (including debt extinguishment costs), operating lease expense, depreciation and amortization, foreign currency gains or losses, excluding non-recurring items (including facility consolidation costs), and extraordinary gains or losses.

Universal Compression, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.

Statements about Universal’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Universal’s control, which could cause actual results to differ materially from such statements. While Universal believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the demand for Universal’s products and services and worldwide economic and political conditions. These and other risk factors are discussed in Universal’s filings with the Securities and Exchange Commission, copies of which are available to the public. Universal expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2003	September 30, 2003	December 31, 2002
Revenues:
Domestic contract compression	$71,067	$69,716	$67,065
International contract compression	20,789	20,720	16,156
Fabrication	42,092	49,678	50,258
Aftermarket services	36,219	35,568	31,105
Total revenues	170,167	175,682	164,584

Costs and expenses:
Domestic contract compression - direct costs	25,073	26,965	24,195
International contract compression - direct costs	4,981	4,812	3,453
Fabrication - direct costs	38,480	44,113	45,576
Aftermarket services - direct costs	29,053	27,880	24,609
Depreciation and amortization	21,504	20,915	15,726
Selling, general and administrative	16,101	17,324	16,923
Operating lease	—	—	15,239
Interest expense	17,994	17,960	5,671
Foreign currency (gain) loss	(466)	884	(353)
Other (income)	(1,630)	(714)	(411)
Facility consolidation costs	—	417	—
Total costs and expenses	151,090	160,556	150,628

Income before income taxes	19,077	15,126	13,956

Income taxes	7,344	5,823	5,373

Net income	$11,733	$9,303	$8,583

Weighted average common and common equivalent shares outstanding:
Basic	30,841	30,797	30,668

Diluted	31,243	31,108	30,859

Earnings per share:
Basic	$0.38	$0.30	$0.28

Diluted	$0.38	$0.30	$0.28

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(Dollars in thousands)

	Three Months Ended
	December 31, 2003	September 30, 2003	December 31, 2002
Revenues:
Domestic contract compression	$71,067	$69,716	$67,065
International contract compression	20,789	20,720	16,156
Fabrication	42,092	49,678	50,258
Aftermarket services	36,219	35,568	31,105
Total	$170,167	$175,682	$164,584

Gross Profit:
Domestic contract compression	$45,994	$42,751	$42,870
International contract compression	15,808	15,908	12,703
Fabrication	3,612	5,565	4,682
Aftermarket services	7,166	7,688	6,496
Total	$72,580	$71,912	$66,751

Selling, General and Administrative	$16,101	$17,324	$16,923
% of Revenue	9%	10%	10%

EBITDA, as adjusted	$58,109	$55,302	$50,239
% of Revenue	34%	31%	31%

Capital Expenditures	$31,153	$20,577	$39,978

Profit Margin:
Domestic contract compression	65%	61%	64%
International contract compression	76%	77%	79%
Fabrication	9%	11%	9%
Aftermarket services	20%	22%	21%
Total	43%	41%	41%

Reconciliation of GAAP to Non-GAAP Financial Information:
Net income	$11,733	$9,303	$8,583
Income taxes	7,344	5,823	5,373
Depreciation and amortization	21,504	20,915	15,726
Operating lease	—	—	15,239
Interest expense	17,994	17,960	5,671
Foreign currency (gain) loss	(466)	884	(353)
Facility consolidation costs	—	417	—
EBITDA, as adjusted	$58,109	$55,302	$50,239

	December 31, 2003	March 31, 2003	December 31, 2002

Debt (*)	$889,262	$945,155	$945,052
Stockholders’ Equity	$779,800	$744,451	$708,534
Total Debt to Capitalization	53.3%	55.9%	57.2%

* Debt includes capital lease obligations.

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(Horsepower in thousands)

	Three Months Ended
	December 31, 2003	September 30, 2003	December 31, 2002
Total Horsepower Available (at period end):
Domestic contract compression	1,900	1,936	1,960
International contract compression	401	410	374
Total	2,301	2,346	2,334

Average Contracted Horsepower:
Domestic contract compression	1,661	1,662	1,625
International contract compression	363	364	319
Total	2,024	2,026	1,944

Horsepower Utilization:
Spot (at period end)	87.0%	86.9%	83.6%
Average	86.9%	85.9%	83.4%

Fabrication Backlog (in millions)	$92	$101	$56

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